UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2022

Bitwise 10 Crypto Index Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56270	82-3002349
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Montgomery Street, Suite 600
San Francisco, California		94104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 968-1843

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 19, 2022, Bitwise Investment Advisors, LLC, the sponsor (the “Sponsor”) of the Bitwise 10 Crypto Index Fund (the "Fund") made a change to the group of exchanges from which the Fund identifies the principal market for valuation of the Fund’s crypto assets. The Fund calculates the valuation for each crypto asset included in the Fund's portfolio based on identifying a principal market for each crypto asset. The identification of the relevant principal market follows a process developed by the Sponsor based upon Financial Accounting Standards Board Accounting Standards Codification 820-10 which outlines the application of fair value accounting. This process begins by identifying publicly available, well-established and reputable cryptocurrency exchanges selected by the Sponsor. Previously, the Sponsor had selected the following exchanges: BitFlyer, Binance, Bitstamp, Bittrex, Coinbase, itBit, Kraken, Gemini and Poloniex. After a review conducted in the ordinary course of business the Sponsor determined to make the following changes to this group of exchanges effective as of July 19, 2022: Poloniex will no longer be included, and FTX, FTX.US and LMAX will now be included.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bitwise Investment Advisers, LLC as Sponsor of Bitwise 10 Crypto Index Fund (BITW)

Date:	July 22, 2022	By:	/s/ Hunter Horsley
Name: Hunter Horsley Title: Chief Executive Officer (Principal Executive Officer)*

* As the Registrant is a Trust, this report is being filed on behalf of the Registrant by Bitwise Investment Advisers, LLC, only in its capacity as the Sponsor of the Registrant. The identified person signing this report is signing in that person's capacity as an authorized officer of Bitwise Investment Advisers, LLC.